Filed Pursuant to Rule 424(b)(3)
Registration No. 333-181993, 333-181993-01,
333-181993-02 and 333-181993-03

Sticker dated October 31, 2013 to Prospectus dated May 2, 2013

The prospectus for MDS Energy Public 2013 Program consists of this sticker, the prospectus dated May 2, 2013 and Supplement No. 1 dated October 31, 2013. The primary purpose of the supplement is to update the status of the offering, update “Management”, and disclose the limited nature of the dealer-manager’s Connecticut broker/dealer registration.

This sticker and Supplement No. 1 form a part of, and must be accompanied or preceded by, the prospectus.